Exhibit 2

NISSIN CO., LTD. (8571)
Monthly Data for December 2004
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

Number of Accounts and Loans Receivable

Month-end number of accounts

	4/30/2004	5/31/2004	6/30/2004	7/31/2004	8/31/2004	9/30/2004	10/31/2004	11/30/2004	12/31/2004	1/31/2005	2/28/2005	3/31/2005
Loans to small business owners	41,179	41,459	41,702	41,892	42,301	41,660	41,960	42,276	42,590
Small business owner loans	24,749	24,850	24,985	25,056	25,201	24,927	24,942	24,965	25,032
Business Timely loans	16,430	16,609	16,717	16,836	17,100	16,733	17,018	17,311	17,558
Secured loans	301	289	296	306	323	342	351	365	383
Notes receivable	163	132	137	139	128	114	129	100	96
Wide loans	34,895	34,726	34,524	34,290	34,092	33,483	33,275	33,054	32,712
Consumer loans	87,905	86,937	6,544	7,124	7,583	7,737	8,078	8,466	8,820

Total number of accounts	164,443	163,543	83,203	83,751	84,427	83,336	83,793	84,261	84,601

Month-end loans receivable

	(amount in thousands of yen)
	4/30/2004	5/31/2004	6/30/2004	7/31/2004	8/31/2004	9/30/2004	10/31/2004	11/30/2004	12/31/2004	1/31/2005	2/28/2005	3/31/2005
Loans to small business owners	74,414,008	75,006,485	75,810,286	75,038,868	76,403,465	76,033,343	76,843,357	77,785,538	78,704,219
Small business owner loans	55,508,169	55,905,869	56,606,219	55,756,256	56,795,676	56,834,540	57,294,100	57,798,523	58,299,788
Business Timely loans	18,905,838	19,100,616	19,204,066	19,282,612	19,607,789	19,198,803	19,549,257	19,987,015	20,404,431
Secured loans	9,794,962	3,186,465	3,823,960	5,673,900	6,617,603	10,263,468	11,521,221	13,174,833	12,322,022
Notes receivable	3,632,584	248,290	221,370	225,340	212,964	180,325	207,511	171,642	154,396
Wide loans	56,645,751	56,028,392	55,261,698	54,436,230	53,876,651	52,644,508	51,959,363	51,186,417	50,280,881
Consumer loans	35,240,688	34,750,162	1,947,388	2,133,208	2,295,186	2,374,733	2,489,599	2,631,302	2,752,250

Total loans receivable	179,727,994	169,219,797	137,064,703	137,507,549	139,405,872	141,496,379	143,021,053	144,949,734	144,213,770

* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-04	May-04	Jun-04	Jul-04	Aug-04	Sep-04	Oct-04	Nov-04	Dec-04	Jan-05	Feb-05	Mar-05	Total
Small business owner loans
Applications	427	473	609	537	593	519	508	476	581				4,723
Approvals	396	399	512	454	520	428	401	414	502				4,026
Approval ratio	92.74%	84.36%	84.07%	84.54%	87.69%	82.47%	79.92%	86.97%	86.40%				85.24%
Business Timely loans
Applications	3,819	3,484	5,140	4,971	5,663	6,312	7,000	6,342	5,710				48,441
Approvals	1,373	1,121	1,689	1,563	2,065	2,266	2,662	2,346	2,349				17,434
Approval ratio	35.95%	32.18%	32.86%	31.44%	36.46%	35.90%	38.03%	36.99%	41.14%				35.99%
Secured loans
Applications	22	20	27	30	45	47	31	35	41				298
Approvals	17	12	19	20	31	32	25	22	25				203
Approval ratio	77.27%	60.00%	70.37%	66.67%	68.89%	68.09%	80.65%	62.86%	60.98%				68.12%
Notes receivable
Applications	53	38	75	28	56	32	54	55	25				416
Approvals	44	34	52	25	43	24	33	25	20				300
Approval ratio	83.02%	89.47%	69.33%	89.29%	76.79%	75.00%	61.11%	45.45%	80.00%				72.12%
Wide loans
Applications	577	530	542	483	578	627	500	522	443				4,802
Approvals	473	417	436	381	459	466	368	376	348				3,724
Approval ratio	81.98%	78.68%	80.44%	78.88%	79.41%	74.32%	73.60%	72.03%	78.56%				77.55%
Consumer loans
Applications	2,193	2,081	2,115	2,050	2,027	2,064	1,741	1,930	1,629				17,830
Approvals	526	304	147	223	291	353	179	174	179				2,376
Approval ratio	23.99%	14.61%	6.95%	10.88%	14.36%	17.10%	10.28%	9.02%	10.99%				13.33%

*1 The figures for Consumer loans do not include applications and approvals through tie-up companies.

*2 The number of approvals of Business Timely loans includes the number of approved cardholders, which includes credit lines with zero balances.

Delinquent Loans by Default Days for the Years Ended December 31, 2002, 2003, and 2004

December 31, 2002

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	4,322,048	8.49	282,037	0.55	358,916	0.71	1,036,858	2.04	1,677,812	3.30	50,884,194
Business Timely loans	785,143	4.44	160,244	0.91	145,536	0.82	202,132	1.14	507,913	2.87	17,686,758
Secured loans	339,552	29.51	16,802	1.46	42,741	3.72	193,093	16.78	252,637	21.96	1,150,458
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	19,418
Wide loans	4,303,604	6.87	367,103	0.59	323,558	0.52	950,027	1.52	1,640,689	2.62	62,639,246
Consumer loans	2,698,174	6.20	519,428	1.19	410,085	0.94	551,929	1.27	1,481,443	3.41	43,501,477

Total	12,448,523	7.08	1,345,617	0.77	1,280,839	0.73	2,934,040	1.67	5,560,497	3.16	175,881,554

December 31, 2003

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	5,526,316	9.57	515,249	0.89	451,110	0.78	1,648,245	2.85	2,614,604	4.53	57,758,586
Business Timely loans	944,044	5.15	168,564	0.92	165,791	0.90	269,724	1.47	604,080	3.29	18,339,014
Secured loans	241,465	15.01	10,893	0.68	5,676	0.35	156,579	9.73	173,149	10.76	1,608,921
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	294,076
Wide loans	5,093,594	8.51	486,138	0.81	378,152	0.63	1,521,499	2.54	2,385,791	3.99	59,848,671
Consumer loans	2,060,032	5.54	427,308	1.15	326,730	0.88	418,633	1.13	1,172,672	3.15	37,181,044

Total	13,865,454	7.92	1,608,154	0.92	1,327,461	0.76	4,014,681	2.29	6,950,297	3.97	175,030,315

December 31, 2004

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	6,196,809	10.63	548,996	0.94	468,755	0.80	2,050,677	3.52	3,068,429	5.26	58,299,788
Business Timely loans	905,780	4.44	154,723	0.76	174,883	0.86	272,157	1.33	601,764	2.95	20,404,431
Secured loans	1,723,889	13.99	89,502	0.73	1,404,935	11.40	149,821	1.22	1,644,260	13.34	12,322,022
Notes receivable	28,448	18.43	3,725	2.41	2,000	1.30	0	0.00	5,725	3.71	154,396
Wide loans	4,670,118	9.29	395,350	0.79	307,129	0.61	1,584,659	3.15	2,287,139	4.55	50,280,881
Consumer loans	158,914	5.77	31,031	1.13	33,264	1.21	32,465	1.18	96,761	3.52	2,752,250

Total	13,683,960	9.49	1,223,331	0.85	2,390,969	1.66	4,089,781	2.84	7,704,081	5.34	144,213,770

*	The figures in “Total” loans do not include “1 day or more overdue” loans.

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Delinquent Loans by Default Days for the Month Ended October 31, November 30, and December 31, 2004

October 31, 2004

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	6,031,462	10.53	465,003	0.81	419,892	0.73	1,962,684	3.43	2,847,580	4.97	57,294,100
Business Timely loans	739,309	3.78	248,860	1.27	184,692	0.94	9,099	0.05	442,653	2.26	19,549,257
Secured loans	375,019	3.26	6,738	0.06	583	0.01	111,023	0.96	118,345	1.03	11,521,221
Notes receivable	24,227	11.68	4,721	2.28	13,558	6.53	0	0.00	18,280	8.81	207,511
Wide loans	4,932,996	9.49	424,422	0.82	316,895	0.61	1,480,767	2.85	2,222,085	4.28	51,959,363
Consumer loans	127,743	5.13	35,920	1.44	23,187	0.93	1,153	0.05	60,262	2.42	2,489,599

Total	12,230,759	8.55	1,185,667	0.83	958,809	0.67	3,564,728	2.49	5,709,206	3.99	143,021,053

November 30, 2004

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	5,944,440	10.28	560,829	0.97	361,852	0.63	2,033,382	3.52	2,956,065	5.11	57,798,523
Business Timely loans	916,599	4.59	227,223	1.14	173,315	0.87	160,483	0.80	561,022	2.81	19,987,015
Secured loans	3,255,811	24.71	1,416,101	10.75	66,678	0.51	91,993	0.70	1,574,773	11.95	13,174,833
Notes receivable	28,681	16.71	2,000	1.17	4,721	2.75	0	0.00	6,721	3.92	171,642
Wide loans	4,859,115	9.49	418,313	0.82	313,751	0.61	1,517,367	2.96	2,249,432	4.39	51,186,417
Consumer loans	144,684	5.50	35,601	1.35	21,144	0.80	18,999	0.72	75,745	2.88	2,631,302

Total	15,149,331	10.45	2,660,069	1.84	941,464	0.65	3,822,227	2.64	7,423,761	5.12	144,949,734

December 31, 2004

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	6,196,809	10.63	548,996	0.94	468,755	0.80	2,050,677	3.52	3,068,429	5.26	58,299,788
Business Timely loans	905,780	4.44	154,723	0.76	174,883	0.86	272,157	1.33	601,764	2.95	20,404,431
Secured loans	1,723,889	13.99	89,502	0.73	1,404,935	11.40	149,821	1.22	1,644,260	13.34	12,322,022
Notes receivable	28,448	18.43	3,725	2.41	2,000	1.30	0	0.00	5,725	3.71	154,396
Wide loans	4,670,118	9.29	395,350	0.79	307,129	0.61	1,584,659	3.15	2,287,139	4.55	50,280,881
Consumer loans	158,914	5.77	31,031	1.13	33,264	1.21	32,465	1.18	96,761	3.52	2,752,250

Total	13,683,960	9.49	1,223,331	0.85	2,390,969	1.66	4,089,781	2.84	7,704,081	5.34	144,213,770

*	The figures in “Total” loans do not include “1 day or more overdue” loans.

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Newly Contracted Accounts and Loan Amounts by Application Channels

October 31, 2004

	(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	8	24,300	4	3,500	0	0	0	0	0	0
Shinsei Business Finance Co., Ltd.	29	184,200	1	2,000	2	18,300	0	0	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*	16	121,000	39	34,250	0	0	0	0	0	0
usen Corp.	55	191,200	501	500,737	0	0	0	0	1	3,500
Other	293	1,353,250	121	103,493	23	1,586,300	13	21,554	367	957,130

Total	401	1,873,950	666	643,980	25	1,604,600	13	21,554	368	960,630

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Consumer loans		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	7	2,390	19	30,190
Shinsei Business Finance Co., Ltd.	0	0	32	204,500
Telemarketing (Shinsei Business Finance Co., Ltd.)*	8	1,290	63	156,540
usen Corp.	47	13,000	604	708,437
Other	288	78,020	1,105	4,099,748

Total	350	94,700	1,823	5,199,415

November 30, 2004

	(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	9	29,500	2	2,000	0	0	0	0	0	0
Shinsei Business Finance Co., Ltd.	31	221,800	2	2,300	0	0	0	0	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*	18	147,500	29	22,730	0	0	0	0	0	0
usen Corp.	45	141,900	417	318,687	0	0	0	0	0	0
Other	311	1,438,750	109	81,973	22	1,802,500	14	23,581	376	957,520

Total	414	1,979,450	559	427,690	22	1,802,500	14	23,581	376	957,520

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Consumer loans		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	5	1,800	16	33,300
Shinsei Business Finance Co., Ltd.	0	0	33	224,100
Telemarketing (Shinsei Business Finance Co., Ltd.)*	11	3,440	58	173,670
usen Corp.	52	14,850	514	475,437
Other	320	86,123	1,152	4,390,448

Total	388	106,213	1,773	5,296,955

December 31, 2004

	(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	10	51,900	2	2,000	1	3,700	0	0	0	0
Shinsei Business Finance Co., Ltd.	49	306,000	5	7,300	0	0	1	4,899	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*	9	49,700	29	24,550	0	0	0	0	0	0
usen Corp.	65	204,400	386	352,980	0	0	0	0	0	0
Other	369	1,737,480	124	119,101	24	1,565,000	7	8,278	348	888,400

Total	502	2,349,480	546	505,931	25	1,568,700	8	13,178	348	888,400

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Consumer loans		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	6	1,900	19	59,500
Shinsei Business Finance Co., Ltd.	0	0	55	318,199
Telemarketing (Shinsei Business Finance Co., Ltd.)*	8	2,710	46	76,960
usen Corp.	43	11,370	494	568,750
Other	336	91,069	1,208	4,409,329

Total	393	107,049	1,822	5,432,738

*	Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-End Number of Accounts and Loans Receivable by Application Channels

October 31, 2004

	(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	448	1,101,338	292	294,070	1	1,640	0	0	3	5,191
Shinsei Business Finance Co., Ltd.	270	1,430,574	68	95,408	5	48,436	1	2,970	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	203	902,515	999	976,372	2	19,611	0	0	1	2,310
usen Corp.	277	894,096	1,755	2,144,303	0	0	0	0	6	15,923
Other	23,744	52,965,576	13,904	16,039,101	343	11,451,533	128	204,541	33,265	51,935,939

Total	24,942	57,294,100	17,018	19,549,257	351	11,521,221	129	207,511	33,275	51,959,363

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Consumer loans		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	262	86,742	1,006	1,488,982
Shinsei Business Finance Co., Ltd.	3	1,138	347	1,578,528
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	206	67,631	1,411	1,968,440
usen Corp.	826	246,868	2,864	3,301,192
Other	6,781	2,087,217	78,165	134,683,909

Total	8,078	2,489,599	83,793	143,021,053

November 30, 2004

	(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	456	1,109,725	292	299,903	1	1,615	0	0	3	5,107
Shinsei Business Finance Co., Ltd.	286	1,501,827	67	91,817	4	40,269	1	2,970	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	218	1,018,652	1,010	996,474	2	19,555	0	0	1	2,284
usen Corp.	370	1,136,267	2,124	2,649,343	0	0	0	0	6	15,732
Other	23,635	53,032,049	13,818	15,949,477	358	13,113,393	99	168,672	33,044	51,163,293

Total	24,965	57,798,523	17,311	19,987,015	365	13,174,833	100	171,642	33,054	51,186,417

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Consumer loans		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	258	87,540	1,010	1,503,891
Shinsei Business Finance Co., Ltd.	3	1,118	361	1,638,002
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	210	69,875	1,441	2,106,841
usen Corp.	869	267,492	3,369	4,068,835
Other	7,126	2,205,276	78,080	135,632,163

Total	8,466	2,631,302	84,261	144,949,734

December 31, 2004

	(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	457	1,122,921	290	297,097	2	5,240	0	0	3	4,990
Shinsei Business Finance Co., Ltd.	322	1,650,619	69	93,961	4	39,792	1	4,899	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	214	953,151	991	983,196	2	19,498	0	0	1	2,254
usen Corp.	431	1,317,268	2,473	3,217,073	0	0	0	0	6	15,525
Other	23,608	53,255,827	13,735	15,813,101	375	12,257,491	95	149,497	32,702	50,258,110

Total	25,032	58,299,788	17,558	20,404,431	383	12,322,022	96	154,396	32,712	50,280,881

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Consumer loans		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	261	89,163	1,013	1,519,413
Shinsei Business Finance Co., Ltd.	3	1,088	399	1,790,361
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	214	71,129	1,422	2,029,231
usen Corp.	888	275,604	3,798	4,825,471
Other	7,454	2,315,263	77,969	134,049,292

Total	8,820	2,752,250	84,601	144,213,770

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*1	Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-End Breakdown of Borrowings and Borrowing Rates

Breakdown of borrowings by lender

	(amount in millions of yen)
	December 31, 2004		March 31, 2004		December 31, 2003
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Indirect	93,627	71.69%	92,701	64.66%	96,436	68.16%
Bank	74,206	56.82%	64,771	45.18%	69,076	48.82%
Life insurance companies	—	0.00%	100	0.07%	120	0.08%
Non-life insurance companies	1,988	1.52%	2,407	1.68%	2,456	1.74%
Other financial institutions	17,433	13.35%	25,423	17.73%	24,783	17.52%
Direct	36,974	28.31%	50,666	35.34%	45,045	31.84%

Total	130,602	100.00%	143,367	100.00%	141,481	100.00%

Borrowings by maturity

	(amount in millions of yen)
	December 31, 2004		March 31, 2004		December 31, 2003
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Short-term loan	11,733	8.98%	5,300	3.70%	5,600	3.96%
Long-term loan	118,869	91.02%	138,067	96.30%	135,881	96.04%
Long-term loan within 1year	56,515	43.27%	61,923	43.19%	62,985	44.52%
Long-term loan over 1year	62,353	47.74%	76,143	53.11%	72,896	51.52%

Total	130,602	100.00%	143,367	100.00%	141,481	100.00%

Borrowing rates

			(%)
	December 31, 2004	March 31, 2004	December 31, 2003
Indirect	2.09	2.33	2.37
Bank	2.02	2.28	2.31
Life insurance companies	—	2.39	2.37
Non-life insurance companies	2.35	2.60	2.67
Other financial institutions	2.40	2.44	2.51
Direct	1.66	2.04	2.19

Total	1.97	2.23	2.32